Exhibit No. 32.1
Truewest Corporation
File No.  33-56574
Form 10-Q
Quarter ended December 31, 2011

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Truewest Corporation (the “Company”) on Form 10-Q for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenn A. Little, Chief Executive and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 10, 2012	By:	/s/ Glenn A. Little
Glenn A. Little
Chief Executive Officer
and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Truewest Corporation and will be retained by Truewest Corporation and furnished to the Securities and Exchange Commission or its staff upon request.